Contact:	Mark Thomson, CFO
(757) 766-4224

FOR IMMEDIATE RELEASE

Measurement Specialties to Present at Investor Conferences in Chicago, New York City and Boston

Hampton, VA, May 3, 2011 – Measurement Specialties, Inc. (NASDAQGS: MEAS), a global designer and manufacturer of sensors and sensor-based systems, is pleased to announce that it will be presenting at the following investor conferences in May and June, 2011:

•	Baird’s 2011 Growth Stock Conference on May 11th in Chicago, Illinois
•	The Houlihan Lokey 6th Annual Global Industrials Conference on May 19th in New York, New York
•	The 2011 Keybanc Capital Markets Industrial, Automotive, and Transportation Conference on June 2nd in Boston, Massachusetts

Please visit the Company’s website at http://www.meas-spec.com to view the latest investor presentation located in Investor Relations Section.

About Measurement Specialties:  Measurement Specialties, Inc. (MEAS) designs and manufactures sensors and sensor-based systems to measure precise ranges of physical characteristics such as pressure, temperature, position, force, vibration, humidity and photo optics.  MEAS uses multiple advanced technologies – piezo-resistive silicon sensors, application-specific integrated circuits, micro-electromechanical systems (“MEMS”), piezoelectric polymers, foil strain gauges, force balance systems, fluid capacitive devices, linear and rotational variable differential transformers, electromagnetic displacement sensors, hygroscopic capacitive sensors, ultrasonic sensors, optical sensors, negative thermal coefficient (“NTC”) ceramic sensors, mechanical resonators and submersible hydrostatic level sensors – to engineer sensors that operate precisely and cost effectively.

Measurement Specialties Inc.     •     1000 Lucas Way     •     Hampton, VA  23666     •     www.meas-spec.com